Exhibit 10.04

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May 27, 2016 (this “Agreement”), is among Discovery Energy Corp., a Nevada corporation (the “Company”), all of the Subsidiaries of Company (such subsidiaries, the “Guarantors” and together with Company, the “Debtors”) and Agent (as defined in Section 18 below), for the benefit of the holders of Company’s Senior Secured Convertible Debentures due May 27, 2021 following their issuance, in the original aggregate principal amount of $3,500,000 (as increased from time to time pursuant to the terms of the Transaction Documents) (collectively, as amended and in effect from time to time, the “Debentures”), their endorsees, transferees and assigns (collectively, the “Secured Parties”).

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), Secured Parties have severally agreed to extend the loans to Company evidenced by the Debentures; and

WHEREAS, in order to induce Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to Agent this Agreement and grant Agent, for the benefit of Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Terms used by not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

a.           “Australian Pledge Agreement” means the Specific Security Agreement (Shares) made by Company in favor of Agent with respect to Company’s ownership interests in the Australian Subsidiary, dated as of the date hereof and as amended and in effect from time to time.

b.           “Australian Security Agreement” means the General Security Agreement made by the Australian Subsidiary in favor of Agent, dated as of the date hereof and as amended and in effect from time to time.

c.           “Australian Subsidiary” means Discovery Energy SA Pty Ltd, a company formed under the laws of Australia.

d.           “Collateral” means the collateral in which Agent, for the benefit of Secured Parties, are granted a security interest by this Agreement and which shall include the following personal property of Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below), but which shall expressly exclude the Petroleum Exploration License (as defined in the Purchase Agreement).

i.            All goods, including, without limitation, (A) all machinery, equipment, computers, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

ii.           All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

iii.          All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

iv.          All documents, letter-of-credit rights, instruments and chattel paper;

v.           All commercial tort claims;

vi.          All deposit accounts and all cash (whether or not deposited in such deposit accounts);

vii.         All investment property;

viii.        All supporting obligations;

ix.           All files, records, books of account, business papers, and computer programs;

x.            All Intellectual Property; and

xi.           The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed in the Borrowing Certificate (defined below and as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash. Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

e.           “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by Debtor, whether registered or unregistered and whether published or unpublished, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any other union of countries, country or any political subdivision thereof), (ii) domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, and all common law rights related thereto, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of Debtor relating to the distribution of products and services in connection with which any of such marks are used (iv) all trade secrets arising under the laws of the United States, any other union of countries, country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

f.            “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as Agent (as that term is defined below) may reasonably request.

g.           “Obligations” means: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities (primary, secondary, direct, contingent, sole, joint or several, due or to become due, or that are now or may be hereafter contracted or acquired, or owing) of Debtors from time to time under or in connection with this Agreement, the Debentures, the Australian Security Agreement, the Australian Guarantee, the Australian Pledge Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor, in each case whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

h.           “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of association, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

i.            “Pledged Interests” shall have the meaning ascribed to such term in Section 4(i).

j.            “Pledged Securities” shall have the meaning ascribed to such term in Section 4(h).

k.          “Required Parties” means, at any time of determination, 60% in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of Secured Parties.

l.            “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.          Grant of Security Interest in Collateral. As an inducement for Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably grants to Agent, for the benefit of Secured Parties, a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.          Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.          Representations, Warranties, Covenants and Agreements of Debtors. Except as set forth in the borrowing certificate delivered to Secured Parties concurrently herewith (the “Borrowing Certificate”), which Borrowing Certificate shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, Secured Parties as follows:

a.           Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

b.           Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth in the Borrowing Certificate. Except as specifically set forth in the Borrowing Certificate, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Debentures). Except as disclosed in the Borrowing Certificate, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

c.           Except for Permitted Liens (as defined in the Debentures) and except as set forth in the Borrowing Certificate, Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth in the Borrowing Certificate, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, fixed or floating pledge, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of Agent, for the benefit of Secured Parties, pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth in the Borrowing Certificate and except pursuant to this Agreement, as long as this Agreement shall be in effect, Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of Agent, for the benefit of Secured Parties, pursuant to the terms of this Agreement, the Australian Pledge Agreement or the Australian Security Agreement or with respect to a Permitted Lien).

d.           Other than as set forth in the Borrowing Certificate, no written claim has been received that any Collateral or any Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened in writing before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

e.           Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth in the Borrowing Certificate and may not relocate such books of account and records or tangible Collateral (other than in the ordinary course of business) unless it delivers to Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which, in the case of Company, must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of Agent, for the benefit of Secured Parties, a valid, perfected and continuing perfected first priority lien (or valid, perfected and continuing perfected first priority floating pledge or fixed pledge, as the case may be, pursuant to the Australian Pledge Agreement and Australian Security Agreement) in the Collateral.

f.            This Agreement creates in favor of Agent, for the benefit of Secured Parties, a valid security interest in the Collateral, subject only to Permitted Liens (as defined in the Debentures), that secures the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Except for the filing of said financing statements and the consent previously obtained by Agent, for the benefit of Secured Parties, the recordation of said Intellectual Property Security Agreement, the execution and delivery of said deposit account control agreements, and the execution and delivery of the Australian Pledge Agreement and Australian Security Agreement and the making of filings required or contemplated thereunder, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of Agent.

g.           Each Debtor hereby authorizes Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it. Each Debtor agrees that each such financing statement may (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

h.           The capital stock and other equity interests listed in the Borrowing Certificate (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and the Australian Pledge Agreement.

i.            Except as set forth in the Borrowing Certificate, the ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary

j.            Except for Permitted Liens (as defined in the Debentures), each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of Agent, for the benefit of Secured Parties, until this Agreement, the Australian Pledge Agreement, the Australian Security Agreement and the Security Interest hereunder and thereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the Security Interests provided for hereunder against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of Agent, for the benefit of Secured Parties. Without limiting the generality of the foregoing, each Debtor shall pay all reasonable fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be reasonably required to maintain the priority of the Security Interests hereunder.

k.          Except with respect to Permitted Liens, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory and disposal of obsolete or worn out equipment by a Debtor in its ordinary course of business) without the prior written consent of the Required Parties.

l.            Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition (except to the extent such equipment becomes worn out or obsolete), repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

m.           Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Beginning no later than 30 days after the date hereof, each Debtor shall use best efforts to cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to Agent, that (a) Agent, for the benefit of Secured Parties, will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify Agent and such cancellation or change shall not be effective as to Agent for at least thirty (30) days after receipt by Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Debentures) has occurred and is continuing and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to Agent on behalf of Secured Parties and, if received by such Debtor, shall be held in trust for Secured Parties and immediately paid over to Agent unless otherwise directed in writing by Agent. Copies of such policies or the related certificates, in each case, naming Agent as lender loss payee and additional insured shall be delivered to Agent at least annually and at the time any new policy of insurance is issued.

n.           Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on Agent’s security interest (for the benefit of Secured Parties) therein.

o.           Each Debtor shall promptly execute and deliver to Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce and exercise rights and remedies with respect to Agent’s security interest (for the benefit of Secured Parties) in the Collateral, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which Agent, for the benefit of Secured Parties, has been granted a security interest hereunder, substantially in a form reasonably acceptable to Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

p.           Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

q.           Each Debtor shall promptly notify Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of Agent and Secured Parties hereunder.

r.            All information heretofore, herein or hereafter supplied to Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

s.           Each Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business, except to the extent a failure to preserve would not reasonably be expected to have a material adverse effect on such Debtor.

t.            No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), unless it provides at least 30 days prior written notice to Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

u.           Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of Agent which shall not be unreasonably withheld.

v.           No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and Secured Parties.

w.          (i) The actual name of each Debtor is the name set forth in the Borrowing Certificate; (ii) no Debtor has any trade names except as set forth in the Borrowing Certificate; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth in the Borrowing Certificate for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth in the Borrowing Certificate.

x.           At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by Secured Party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to Agent.

y.           Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

z.           Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

aa.         Within 30 days after issuance of any Debenture, including, without limitation, the Debentures issued on the date hereof, Company and each Debtor shall cause each bank and other financial institution with an account referred to in the Borrowing Certificate to execute and deliver to Agent a control agreement, in form and substance reasonably satisfactory to Agent, duly executed by Company or such Guarantor and such bank or financial institution, or enter into other arrangements in form and substance reasonably satisfactory to Agent, for the benefit of Secured Parties, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by Agent to such bank or financial institution directing the disposition of cash, commodity contracts, securities, investment property and other items from time to time credited to such account, without further consent of Debtor, which instructions Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, and (ii) all cash, commodity contracts, securities, investment property and other items of Company or such Guarantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of Agent, for the benefit of Secured Parties. Without the prior written consent of Agent, no Debtor shall make or maintain any deposit account, commodity account or securities account except for the accounts set forth the Borrowing Certificate.

bb.         To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to Agent, for the benefit of Secured Parties.

cc.         To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with Agent in notifying such third party of Agent’s security interest (for the benefit of Secured Parties) in such Collateral and shall use its reasonable best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to Agent.

dd.         If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to Agent, for the benefit of Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

ee.          Each Debtor shall promptly provide written notice to Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to Agent an assignment of claims for such accounts and cooperate with Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

ff.           Each Debtor shall cause each subsidiary of such Debtor within 15 days of its formation or acquisition by such Debtor to become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, and other information and documentation as Agent may reasonably request. Upon delivery of the foregoing to Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

gg.         Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Debentures.

hh.         Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of Agent, for the benefit of Secured Parties, on the books of such issuer. Further, except with respect to certificated securities delivered to Agent, the applicable Debtor shall upon request of Agent deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC or with the requirements of Australian and other foreign laws with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

ii.           In the event that, upon an occurrence and during the continuance of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles association, certificate of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of Debtors and their direct and indirect subsidiaries.

jj.           Without limiting the generality of the other obligations of Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

kk.         The Borrowing Certificate lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of Debtors as of the date hereof. The Borrowing Certificate lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof (each, a “License”). All material patents and trademarks of Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of Debtors have been duly recorded at the United States Copyright Office. Upon the occurrence and during the continuance of any breach or default under any License by any party thereto other than the relevant Debtor, Debtor will, promptly after obtaining knowledge thereof, give Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute license. Each Debtor will, at its expense, promptly deliver to Agent a copy of each notice or other communication received by it by which any other party to any License purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by Debtor thereto. Each Debtor will exercise promptly and diligently each and every right which it may have under each material license (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Debtor will, without the prior written consent of Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any License which cancellation, termination, amendment, modification or waiver would materially adversely affect the value of the License.

ll.           Except as set forth in the Borrowing Certificate, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

mm.       Each Debtor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the trademarks on each applicable trademark class of goods in order to so maintain the trademarks in full force free, from any claim of abandonment for non-use, and each Debtor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, each Debtor shall not have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Security Interest created by this Agreement or (C) that is substantially the same as other Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Security Interest created by this Agreement. Each Debtor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other union of countries, country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (A) of this clause (mm)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Debtor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify Agent and (y) to the extent Debtor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as Debtor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Debtor shall furnish to Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as Agent may reasonably request, all in reasonable detail and promptly upon request of Agent, following receipt by Agent of any such statements, schedules or reports, Debtor shall modify this Agreement by amending the Borrowing Certificate, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the judgment of Agent, desirable to subject such Intellectual Property and Licenses to the Security Interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Debtor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Debtor will take such action as Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

nn.         Each Debtor shall, during normal business hours permit Agent and any Secured Party, or any agent or representatives thereof or such professionals or other persons as Agent or such Secured Party may designate, not more than twice a year in the absence of an Event of Default and at the expense of Agent or such Secured Party, (i) to examine and make copies of and abstracts from Debtor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, notes, accounts, inventory and other assets of Debtor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of Debtor. Debtor shall also permit Agent and any Secured Party, or any agent or representatives thereof or such professionals or other persons as Agent or such Secured Party may designate to discuss Debtor's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

5.           Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.           Defaults. The following events shall be “Events of Default”:

a.           The occurrence and continuance of an Event of Default (as defined in the Debentures) under the Debentures; or

b.           If any material provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor.

7.           Duty To Hold In Trust.

a.           Upon the occurrence and during the continuance of any Event of Default, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

b.           If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as Agent of Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8.          Rights and Remedies Upon Default.

a.           Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and Agent, for the benefit of Secured Parties, shall have all the rights and remedies of a secured party under the UCC. Without limitation, Agent, for the benefit of Secured Parties, shall have the following rights and powers:

i.            Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

ii.         Upon notice to Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

iii.         Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, Agent, for the benefit of Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

iv.         Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to Agent, on behalf of Secured Parties, and to enforce Debtors’ rights against such account debtors and obligors.

v.           Agent, for the benefit of Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to Agent, on behalf of Secured Parties, or its designee.

vi.         Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of Agent, for the benefit of Secured Parties, or any designee or any purchaser of any Collateral.

b.           Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If Agent sells any of the Collateral on credit, Debtors will only be credited with payments actually made by the purchaser. In addition, to the extent permitted under applicable law, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

c.           For the purpose of enabling Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to Agent, for the benefit of Agent and Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense upon the occurrence and during the continuance of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.          Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by Agent in enforcing its and Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which Secured Parties shall pay to the applicable Debtor any surplus proceeds. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.         Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

11.         Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by Agent. Debtors shall also pay all other claims and charges which in the reasonable opinion of Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. Subject to the terms of the Purchase Agreement (as such term is defined in the Debentures), Debtors will also, upon demand, pay to Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Agent, for the benefit of Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Agent, for the benefit of Secured Parties, and Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures.

12.         Responsibility for Collateral. Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Agent or any Secured Party of any payment relating to any of the Collateral, nor shall Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Agent or to which Agent or any Secured Party may be entitled at any time or times.

13.         Security Interests Absolute. All rights of Secured Parties and all obligations of Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of Secured Parties shall continue to the fullest extent permitted by law even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require Secured Parties to proceed against any other person or entity or to apply any Collateral which Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.         Term of Agreement. This Agreement and the Security Interests shall terminate with respect to each Debtor on the date on which all payments under such Debtor’s Debentures have been paid in full other than contingent obligations against which no claim has been asserted and all other Obligations (other than contingent obligations against which no claim has been asserted) have been paid or discharged; provided, however, that all indemnities of Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.         Power of Attorney; Further Assurances. Each Debtor authorizes Agent, and does hereby make, constitute and appoint Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Agent; (ii) sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of Agent, and at the expense of Debtors, at any time, or from time to time, execute and deliver any and all documents and instruments and to do all acts and things which Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, Agent, for the benefit of each Secured Party, is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

16.         Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

17.         Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Agent’s or Secured Parties’ rights and remedies hereunder.

18.         Appointment of Agent. By its acceptance of its Debenture, each Secured Party appoints DEC Funding LLC to act as their agent (“DEC Funding” or, in the capacity as agent, together with its successors and/or assigns, “Agent”) for purposes of exercising any and all rights and remedies of Secured Parties hereunder. Such appointment shall continue until revoked in writing by the Required Parties, at which time the Required Parties shall appoint a new Agent, provided that DEC Funding may not be removed as Agent unless DEC Funding shall then hold less than $1,000,000 in principal amount of Debentures; provided, further, that such removal may occur only if each of the other Secured Parties shall then hold not less than an aggregate of $1,000,000 in principal amount of Debentures. Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19.         Miscellaneous.

a.           No course of dealing between Debtors and Agent or Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of Agent or Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

b.           All of the rights and remedies of Agent or Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

c.           This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Debtors, Agent and Secured Parties holding 60% or more of the principal amount of Debentures then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. In the event of any contradiction between this Security Agreement and the Australian Security Agreement, the provisions of this Security Agreement will prevail.

d.           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

e.           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

f.            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations in accordance with the Debenture, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

g.           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

h.           Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”). Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of such New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

i.            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or other electronic signature were the original thereof.

j.            All Debtors shall jointly and severally be liable for the Obligations of each Debtor to Secured Parties hereunder.

k.           Each Debtor shall indemnify, reimburse and hold harmless Agent and Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the breach of contract in bad faith, gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DISCOVERY ENERGY CORP.

By:	/s/ Keith D. Spickelmier
Keith D. Spickelmier, Chairman

DEC FUNDING LLC, as Agent

By:	/s/ Steven Webster
Steven Webster, Manager

BORROWING CERTIFICATE

The undersigned, the Chairman of Discovery Energy Corp. (the “Company”), hereby represents and warrants to you on behalf of Company as follows:

1.	NAMES OF COMPANY

a.           The name of Company as it appears in its current Articles or Certificate of Incorporation is: Discovery Energy Corp.

b.           The federal employer identification number of Company is: 98-0507846.

c.           Company is formed under the laws of the state of Nevada.

d.           The organizational identification number issued to Company under its jurisdiction of formation is: E0405612006-2.

e.           Company transacts business in the following states (and/or countries) (list jurisdictions other than jurisdiction of formation): Texas.

f.            Company is duly qualified to transact business as a foreign entity in the following states (and/or country) (list jurisdictions other than jurisdiction of formation): Texas.

g.           The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by Company or used within the past five years:

Name	Period of Use	Note whether prior legal name, fictitious name, d/b/a trade name, etc.
Santos Resource Corp.	May 24, 2006 – May 7, 2012	Prior Legal Name

h.           The following are the legal names and jurisdictions of formation of all entities which have been merged into Company during the past five years:

Legal Name of Merged Entity	Entity Jurisdiction of Formation	Year of Merger
None

i.            The following are the legal names and addresses (including jurisdictions of formation) of all entities from whom Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Legal Name	Jurisdiction of Formation / Address	Date of Acquisition	Type of Property
None

2.	PARENT/SUBSIDIARIES OF COMPANY

a.           The legal name of each subsidiary and parent of Company is as follows. (A “parent” is an entity directly owning more than 50% of the outstanding capital stock of Company. A “subsidiary” is an entity, 50% or more of the outstanding capital stock of which is directly owned by Company.)

Name	Subsidiary/Parent	Fed. Employer ID No.
Discovery Energy SA Pty Ltd	Sub ☒ Parent ☐	None (Australian entity)

b.           The following is a list of the respective jurisdictions and dates of formation of the parent and each subsidiary of Company:

Name	Jurisdiction	Date of Formation
Discovery Energy SA Pty Ltd	Australia	May 15, 2012

c.           The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by each subsidiary of Company or used during the past five years:

Name	Subsidiary
None

d.           The following are the names of all entities which have been merged into a subsidiary of Company during the past five years:

Name	Subsidiary
None

e.           The following are the names and addresses of all entities from whom each subsidiary of Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Address	Date of Acquisition	Type of Property	Subsidiary
None

3.	LOCATIONS OF COMPANY AND ITS SUBSIDIARIES

a.           Company and each of its subsidiaries maintain books or records at the following addresses:

Complete street and mailing address, including county	Name of Company/Subsidiary
One Riverview Drive, Houston, Harris County, Texas 77056	Discovery Energy Corp.
350 Collins Street, Level 8, Melbourne 3000 Australia	Discovery Energy SA Pty Ltd

b.           Company and its subsidiaries own, lease, or occupy real property located at the following addresses and maintain equipment, inventory, or other property at such address:

Complete street and mailing address, including county	Name of Company/Subsidiary
One Riverview Drive, Houston, Harris County, Texas 77056	Discovery Energy Corp.
350 Collins Street, Level 8, Melbourne 3000 Australia	Discovery Energy SA Pty Ltd

c.           The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of Company’s inventory, equipment, or other property or that of its subsidiaries:

Name and complete mailing address of third party	Description of assets held with third party including estimated FMV	Name of Company/Subsidiary
None

4.	SPECIAL TYPES OF COLLATERAL

a.           Company and its subsidiaries own (or have any ownership interest in) the following kinds of assets.

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes ☐ No ☒
Software registered with the U.S. Copyright Office	Yes ☐ No ☒
Software not registered with the U.S. Copyright Office	Yes ☐ No ☒
Patents and patent applications	Yes ☐ No ☒
Trademarks or trademark applications (including any service marks, collective marks and certification marks)	Yes ☐ No ☒
Licenses to use trademarks, patents and copyrights of others	Yes ☐ No ☒
Material licenses, permits (including environmental), authorizations, or certifications issued by federal, state, or local governments issued to Company and/or its subsidiaries or with respect to their assets, properties, or businesses	Yes ☒ No ☐
Stocks, bonds or other securities held by Company or its subsidiaries in other entities (Company or sub is the stock owner)	Yes ☐ No ☒
Promissory notes, or other instruments or evidence of indebtedness issued in favor of Company or any of its subsidiaries (Company or sub is the lender)	Yes ☐ No ☒
Leases of equipment, security agreements naming Company or its subsidiaries as secured party or other chattel paper (Company or sub is the lessor/secured party)	Yes ☐ No ☒
Aircraft	Yes ☐ No ☒
Vessels, Boats or Ships	Yes ☐ No ☒
Railroad Rolling Stock	Yes ☐ No ☒
Motor Vehicles	Yes ☐ No ☒

If the answer is “yes” to any of the above questions, attach a Schedule 4(a) listing each asset owned by Company and/or its subsidiaries (separately identified and scheduled for each entity) and identifying which party owns the asset, the relevant jurisdiction (such as IP registered in non-U.S. jurisdictions or the jurisdiction under which a motor vehicle is registered), each registration, application, or other identification number, and all other relevant information. In the cases of licenses, include the relevant parties and the specific property being licensed, and, if any licenses are material to Company’s and/or any of its subsidiaries’ business, provide copies of such licenses.

b.           The following are all banks, brokerages, or financial institutions at which Company and its subsidiaries maintain deposit or securities accounts:

Institution Name and Address	Account Name	Account Number	Name of Account Owner
Wells Fargo Bank PO Box 40028 Roanoke, VA 24022	Gold Business Services Package – Checking	2757703489	Discovery Energy Corp.
	Business Market Rate Savings	7633038422	Discovery Energy Corp.
Macquarie Level 24, 101 Collins Street Melbourne, VIC 3000	Discovery Energy SA Pty Ltd	962118899	Discovery Energy SA Pty Ltd

c.             Does or is it contemplated that Company will regularly receive letters of credit from customers or other third parties to secure payments of sums owed to Company? The following is a list of letters of credit naming Company as “beneficiary” thereunder:

LC Number	Name of LC Issuer	LC Applicant
None

5.	DEBT/ENCUMBRANCES

a.           Company and its subsidiaries have the following outstanding debt for money borrowed:

Name and Address of Lender	Original Principal Amount/Principal Outstanding	Date of Note Maturity Date	Secured/Unsecured (if secured, complete 6(b))
EMTEECO Holdings Ltd.	$17,000/$17,000	December 20, 2013 December 20, 2016	Unsecured
Liberty Petroleum Corporation	$542,294/$587,724	September 26, 2013 July 20, 2016	Unsecured
Keith D. Spickelmier	$25,000/$25,000	March 31, 2014 March 31, 2017	Unsecured
	$3,100/$3,100	May 5, 2014 May 5, 2016	Unsecured
	$10,000/$10,000	July 16, 2014 July 16, 2016	Unsecured
	$16,000/$16,000	September 29, 2014 September 29, 2016	Unsecured
	$6,000/$6,000	December 17, 2014 December 17, 2016	Unsecured
	$2,500/$2,500	January 29, 2015 January 29, 2017	Unsecured
	$10,000/$10,000	November 20, 2015 On Demand	Unsecured
	$5,000/$5,000	January 15, 2016 On Demand	Unsecured
	$7,000/$7,000	February 2, 2016 On Demand	Unsecured
	$7,000/$7,000	February 4, 2016 On Demand	Unsecured
	$4,600/$4,600	May 13, 2016 On Demand	Unsecured
William Begley	$4,000/$4,000	March 9, 2015 March 9, 2017	Unsecured
	$3,000/$3,000	August 11, 2015 On Demand	Unsecured
	$5,353/$5,353	December 16, 2015 On Demand	Unsecured
	$1,500/$1,500	January 15, 2016 On Demand	Unsecured
	$3,500/$3,500	January 19, 2016 On Demand	Unsecured
	$4,000/$4,000	February 3, 2016 On Demand	Unsecured
	$10,000/$10,000	February 4, 2016 On Demand	Unsecured
	$1,800/$1,800	April 20, 2016 On Demand	Unsecured

b.           Company’s and its subsidiaries’ properties are subject to the following liens or encumbrances:

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Name of Company/Subsidiary
None

6.	REGULATION

With respect to material regulatory matters, Company and its subsidiaries are subject to regulation by the following federal, state or local government entity or any department, agency, or instrumentality thereof: Department for Manufacturing, Innovation, Trade, Resources and Energy, Energy Resources Division (Australia)

7.	LITIGATION

a.           The following is a complete list of pending and threatened litigation or claims involving amounts claimed against Company in an indefinite amount or in excess of $50,000 in each case:

None.

b.           The following are the only claims which Company has against others (other than claims on accounts receivable), which Company is asserting or intends to assert, and in which the potential recovery exceeds $50,000:

None.

8.	TAXES

The following taxes are currently outstanding and unpaid:

Assessing Authority	Amount and Description
None

9.	OFFICERS OF COMPANY AND ITS SUBSIDIARIES

The following are the names and titles of the officers of Company and its subsidiaries.

Name of Company/Subsidiary	Name of Officer	Office	Director
Discovery Energy Corp.	Keith D. Spickelmier	Chairman	Chairman
	Keith J. Mckenzie	CEO	Yes
	Michael D. Dahlke	President, COO
	William E. Begley	CFO	Yes
	Mark S. Thompson	Secretary
Discovery Energy SA Pty Ltd	Andrew Adams	Executive Director	Yes
	Keith J. Mckenzie	Director	Yes
	Micheal D. Dahlke	Director	Yes
	William E. Begley	Director	Yes
	Melanie Leydin	Resident Director and Corporate Secretary	Yes

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of May 27, 2016 made by Discovery Energy Corp. and its subsidiaries party thereto from time to time, as Debtors to and in favor of Agent, for the benefit of Secured Parties identified therein (the “Security Agreement”).

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to Agent and Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO AGENT, FOR THE BENEFIT OF SECURED PARTIES, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto is a Borrowing Certificate with respect to the Additional Debtor.

An executed copy of this Joinder shall be delivered to Agent and Secured Parties, and Agent and Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of Agent and Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:

Name:

Title:

Address:

Dated:

ANNEX B

to

SECURITY AGREEMENT

AGENT

1. Appointment. Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate DEC Funding LLC (“Agent”) as Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on Agent. Independently and without reliance upon Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Company and its subsidiaries in connection with such Secured Party’s investment in Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of Company and its subsidiaries, and of the value of the Collateral from time to time, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. Agent shall not be responsible to Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of Agent. Agent shall have the right to take any action with respect to the Collateral, on behalf of all of Secured Parties; provided that Agent shall not (x) release its interest in any material portion of the Collateral, unless (A) such Collateral is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Transaction Document, or (B) if approved, authorized or ratified in writing by the Required Parties, or (y) subordinate its interests hereunder unless approved, authorized or ratified in writing by the Required Parties. In addition to the foregoing, to the extent practical, Agent shall request instructions from Secured Parties with respect to any other material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of the Required Parties; if such instructions are not provided despite Agent’s request therefor, Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from Secured Parties in respect of actions to be taken by Agent; and Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and Debtors shall have no right to question or challenge the authority of, or the instructions given to, Agent pursuant to the foregoing and (b) Agent shall not be required to take any action which Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, email, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that Agent is not reimbursed and indemnified by Debtors, Secured Parties will jointly and severally reimburse and indemnify Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect Agent for costs and expenses associated with taking such action.

7. Resignation by Agent.

(a) Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to Debtors and Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Required Parties shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, Agent may petition any court of competent jurisdiction or may interplead Debtors and Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by Debtors on demand.

(d) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.

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